EXHIBIT 23(a)

SUTHERLAND
ASBILL &                                1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com

                               April 18, 2001


VIA EDGAR
---------
Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption
"Legal Matters" in the Prospectus filed as part of the Registration Statement on Form S-1 for Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/ Stephen E. Roth
                                       -------------------
                                       Stephen E. Roth